                                                                       EXHIBIT 2


THE SECURITIES REPRESENTED BY THIS AMENDED NOTE AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS AMENDED NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 21, 2003, BY AND AMONG SILICON VALLEY BANK, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., IN ITS CAPACITY AS COLLATERAL AGENT, PROXIM CORPORATION, PROXIM WIRELESS NETWORKS, INC., WIRELESS HOME CORPORATION AND PROXIM INTERNATIONAL HOLDINGS, INC. (FORMERLY WESTERN MULTIPLEX INTERNATIONAL HOLDINGS, INC.)

                                     FORM OF
                              AMENDED AND RESTATED
                      SECURED SUBORDINATED PROMISSORY NOTE


$___________                                                    October 21, 2003

THIS AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (THE "AMENDED NOTE") ISSUED PURSUANT TO THE PURCHASE AGREEMENT (AS DEFINED HEREIN) AMENDS AND RESTATES THAT CERTAIN SECURED PROMISSORY NOTE DATED JULY 30, 2003, PAYABLE BY THE MAKER (AS DEFINED HEREIN) TO THE ORDER OF THE HOLDER (AS DEFINED HEREIN) (THE "ORIGINAL NOTE"). THIS AMENDED NOTE IS NOT INTENDED TO, AND DOES NOT, CONSTITUTE AN INTERRUPTION, SUSPENSION OF CONTINUITY, DISCHARGE OF PRIOR DUTIES, TERMINATION, NOVATION OR SATISFACTION OF THE OBLIGATIONS, INDEBTEDNESS OR LIABILITIES REPRESENTED BY THE ORIGINAL NOTE, OR OF ANY LIENS OR SECURITY INTERESTS SECURING SUCH ORIGINAL NOTE, AND THIS AMENDED NOTE IS ENTITLED TO ALL OF THE RIGHTS AND BENEFITS ORIGINALLY PERTAINING TO THE ORIGINAL NOTE, AS SUCH RIGHTS AND BENEFITS ARE AMENDED AND MODIFIED AS PROVIDED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

                  FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker" or the "Company"), hereby unconditionally promises to pay to the order of

__________________ (the "Holder"), having an address at ____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of ______________ ($________.00), together with interest from July 30, 2003 on the unpaid principal balance of this Amended Note outstanding at a rate per annum equal to twenty-five percent (25%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum and continuing on the outstanding principal until this Amended Note is exchanged pursuant to the terms set forth in the Purchase Agreement or indefeasibly and irrevocably paid in full by the Maker; provided, however, that the interest rate then in effect, as adjusted pursuant to the following paragraph herein (if applicable), shall automatically, and without action by any party, increase by five percent (5%) on the date the Company exercises its Call Right if such exercise occurs prior to Stockholder Approval and the interest rate herein shall thereafter remain at such rate, subject to adjustment as provided below, until the date Stockholder Approval is obtained, and on such date the interest rate, if increased pursuant to the terms of this sentence, shall automatically be decreased by five percent (5%). All payments of principal and interest by the Maker under this Amended Note, including without limitation amounts payable pursuant to Section 6(b), shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

                  From and after the Maturity Date, every amount due and owing under this Amended Note shall automatically, and without action by any party hereto, bear interest at an annual rate five percent (5%) above the interest rate otherwise then in effect (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this Amended Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Amended Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

                1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                  "Amended Note" shall have the meaning ascribed to such term in in the first paragraph herein.

                  "Amended Notes Obligations" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Blockage Period" shall have the meaning ascribed to such term in Section 8 herein.

                  "Business Day" shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

                  "Call Right" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Change of Control" shall have the meaning ascribed to such term in the Form of Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock, attached as Exhibit D to the Purchase Agreement.

                  "Change of Control Premium Payment" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Collateral" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Collateral Agent" shall mean Warburg.

                  "Common Stock" shall mean the class A common stock, par value $.01 per share, of the Maker.

                  "Default Interest Rate" shall have the meaning ascribed to such term in the third paragraph herein.

                  "Default Notice" shall have the meaning ascribed to such term in Section 8 herein.

                  "Event of Default" shall have the meaning ascribed to such term in Section 6(a) herein.

                  "Guaranteeing Subsidiaries" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Holder" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Incremental Interest" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Loan Document" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maker" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Material Adverse Change" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maturity Date" shall mean the earliest of (i) the date on which any Event of Default shall have occurred, (ii) any date on which the Holder shall have demanded payment of this Amended Note pursuant to Section 6(b) herein and (iii) September 30, 2004.

                  "New Notes" shall have the meaning ascribed to such to such term in the Pledge and Security Agreement.

                  "New Noteholders" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Notes" shall have the meaning ascribed to such terms in the Purchase Agreement.

                  "Original Note" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Pledge and Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement, dated as of October 21, 2003, by and among the Maker, the Collateral

Agent and the Purchasers (for the purposes of agreeing to and accepting the provisions set forth in Article X and Article XI therein).

                  "Preferred Stock" shall mean the shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Maker.

                  "Prepayment Notice" shall have the meaning ascribed to such term in Section 4 herein.

                  "Pro Rata Percentage" shall mean with respect to the Holder a percentage equal to a fraction, the numerator of which is the aggregate principal amount of this Amended Note and the denominator of which is the aggregate principal amount of all of the Notes then outstanding.

                  "Purchase Agreement" shall mean the Amended and Restated Securities Purchase Agreement, dated as of October 21, 2003 and as that agreement may be amended from time to time, by and among the Maker and the Purchasers.

                  "Purchase Price" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Purchasers" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Representative" means, for purposes of Section 8 herein, any agent or other representative in respect of any Senior Debt; provided that if, and for so long as, any Senior Debt lacks such a representative, then the "Representative" for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt. The initial "Representative" is Warburg which shall act as such notwithstanding any provision in the Purchase Agreement or the other Loan Documents.

                  "Required Holders" shall mean the holders of at least a majority of the outstanding aggregate principal amount of the Amended Notes.

                  "Senior Debt" shall mean all obligations of the Maker under or in respect of the New Notes, including obligations set forth in the New Notes, the Purchase Agreement, the Pledge and Security Agreement and any of the other Loan Documents, including without limitation obligations for principal, premium, interest, incremental interest, purchase price, fees, costs and expenses, indemnities and reimbursement of advances. "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate or rates provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of all monetary obligations (including guarantees thereof) of every nature of the Maker under any indebtedness ("New Debt") issued or incurred to refund, refinance, replace or extend the indebtedness ("Old Debt") evidenced by the New Notes, provided that the principal amount of such New Debt does not exceed the principal amount of the Old Debt and the provisions of the New Debt relative to priority, ranking and security of or with respect to the New Debt are substantially the same as the corresponding provisions of the Old Debt.

                  "Special Meeting" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Special Meeting Proposals" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Stockholder Approval" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Warburg" shall mean Warburg Pincus Private Equity VIII, L.P.

                  "Warrants" shall have the meaning ascribed to such term in the Purchase Agreement.

                2. Amended and Restated Securities Purchase Agreement. This Amended and Restated Secured Subordinated Promissory Note (this "Amended Note") is one of the several Notes (including both subordinated and senior secured promissory notes) of the Maker issued pursuant to the Purchase Agreement. This Amended Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Amended Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time a replacement Amended Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Amended Note if this Amended Note is lost, stolen, mutilated or destroyed.

                3. Security. As collateral for the satisfaction of and payment in full of the Maker's Amended Notes Obligations, including the repayment in full of the principal of premium, if any, and interest (including Incremental Interest, if any) on this Amended Note, and all costs of enforcement hereof and thereof, the Maker has granted to the Holder, pursuant to the Pledge and Security Agreement and any intellectual property security agreement executed by the Maker and the Collateral Agent, security interests in the Collateral. As further set forth in the Pledge and Security Agreement, the security interests created thereunder are continuing security interests and shall remain in effect until the earlier of (i) the indefeasible payment in full of the Amended Notes Obligations and (ii) the date this Amended Note is exchanged for shares of Preferred Stock pursuant to the Purchase Agreement.

                4. Payments. This Amended Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after, and only after, the date the Maker's stockholders vote on the Special Meeting Proposals at the Special Meeting, provided, however, that any partial prepayments pursuant to this Section 4 shall be made in an aggregate amount of not less than twenty-five percent (25%) of the original aggregate principal amount of the Amended Notes (or such lesser aggregate principal amount as remains outstanding at the time of prepayment) and any such prepayment must be made on a pro rata basis to all holders of the Amended Notes then outstanding; provided, further, that an Event of Default shall not have occurred prior to the date of prepayment by the Company; provided, further, that the Company shall provide written notice to the Holder setting forth the date of such prepayment (the "Prepayment Notice"), which date shall be at least 10 Business Days from the date of receipt by the Holder of the Prepayment Notice, with the presumption that the Prepayment Notice is received by the Holder within three Business Days of the date of delivery. The Holder may exchange this Amended Note for shares of Preferred Stock in accordance with the terms set forth in Section 5.13 of the Purchase Agreement at any time prior to the prepayment date specified in the Prepayment Notice. Any voluntary prepayment of this Amended Note shall be applied first to the payment of interest (including Incremental Interest, if any) accrued and unpaid on this Amended Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest (including Incremental Interest, if any) on this Note shall be paid in full on the Maturity Date.

                5. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

                6. Event of Default.

                  (a) The Maker agrees that:

                  (i) upon the failure to pay when due the principal balance and accrued interest (including Incremental Interest, if any) hereunder;

                  (ii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision contained or referred to in
Section 5.11(a)(i), 5.11(b) (as to corporate existence) or 5.12 of the Purchase Agreement;

                  (iii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than those referred to in Section 6(a)(i) or 6(a)(ii) herein) contained or referred to in any other Section of this Amended Note or any other Loan Document and such failure shall not have been fully corrected within 10 days after the Maker's receipt from the Holder of written notice that the specified possible default is to be remedied or ten days after the Maker shall become aware thereof or if the failure cannot be cured within ten (10) days after the Maker's attempts in such 10-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than ten (10) days to attempt to cure the failure;

                  (iv) if any representation, warranty or statement made by the Maker in or pursuant to this Amended Note or any other Loan Document shall be false or incorrect in any material respect when made;

                  (v) if the Maker or any Guaranteeing Subsidiary (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker or any Guaranteeing Subsidiary of any involuntary proceeding of the kind described in this paragraph;

                  (vi) upon the acceleration of any other indebtedness of the Maker for borrowed money that has an outstanding principal amount in excess of $1,000,000;

                  (vii) upon the rendering of a judgment or judgments against the Maker or any of its subsidiaries involving an amount in excess of $4,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (viii) subject to Section 6(b)(ii), upon a Change of Control;

                  (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding, other than pursuant to the Purchase Agreement;

                  (x) upon the occurrence and during the continuance of a Material Adverse Change;

                  (xi) if any lien created by the Loan Documents shall cease to be effective;

                  (xii) if the Maker's Board of Directors or a special committee thereof withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals in accordance with Section 5.7 of the Purchase Agreement; or

                  (xiii) if any Event of Default has occurred under the New
Notes,

(any of (i) through (xiii), an "Event of Default"), then upon the occurrence of any such Event of Default all unpaid principal and accrued interest (including Incremental Interest, if any) under this Amended Note shall become immediately due and payable (A) upon election of the Required Holders, with respect to (i) through (iv) and (vi) through (xiii), and (B) automatically, with respect to
(v), in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Maker.

                  (b) In addition to the remedies set forth in Section 6(a) above: (i) if at any time prior to receipt of Stockholder Approval, but other than in connection with a Change of Control, the Maker's Board of Directors withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals, the Maker shall pay to the Holder in immediately available funds, in addition to any other amounts, whether principal or interest, due hereon, incremental interest as liquidated damages in an amount in cash equal to the Holder's Pro Rata Percentage of three and one-third percent (3 1/3%) of the aggregate outstanding principal on all of the outstanding Notes ("Incremental Interest"), payable within two Business Days of such withdrawal or modification; and (ii) upon the occurrence of a Change of Control, at the option of the Holder, one hundred fifty percent (150%) of all unpaid principal and accrued but unpaid interest under this Amended Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of this Amended Note to the Maker (the "Change of

Control Premium Payment"), that in no event shall the portion of the Change of Control Premium Payment attributable to the aggregate accrued but unpaid interest under the Notes exceed Ten Million Dollars ($10,000,000) in connection with this Section 6(b)(ii).

                  (c) As further set forth in the Pledge and Security Agreement, and in addition to the remedies set forth in Section 6(a) and Section 6(b) above, upon the occurrence of an Event of Default, the Collateral Agent shall have all the rights and remedies as a secured party under the Uniform Commercial Code of the State of New York.

                7. Additional Remedies Upon Default. Subject to the last paragraph of Section 6(a) hereof, upon an Event of Default hereunder, and during the continuation thereof, and subject to the provisions of the Loan Documents, the Holder may exercise any other right, power or remedy as may be provided herein or in any other Loan Document or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount due either before, during or after any proceedings for the enforcement of any of the Collateral or any realization upon any of the foregoing.

                8. Subordination.

                  (a) Amended Note Subordinated to Senior Debt.

                  The Maker covenants and agrees, and the Holder and any of its transferees and assigns, by acceptance of this Amended Note, likewise covenant and agree, that this Amended Note is issued subject to the provisions of this
Section 8 and that the payment of all Amended Notes Obligations under or with respect to this Amended Note by the Maker shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the New Noteholders; and that each New Noteholder, whether its New Notes are now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in the Purchase Agreement, the other Loan Documents and this Amended Note.

                  (b) No Payment on this Amended Note in Certain Circumstances.

                  (i) If any Event of Default occurs in the payment when due, whether at maturity, upon prepayment, by declaration or otherwise, of any principal of, accrued but unpaid interest (including Incremental Interest) on or fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Maker or any other person on its behalf, with respect to any Amended Notes Obligations under or with respect to this Amended Note, or to acquire this Amended Note for cash or property or otherwise. In addition, if any other Event of Default occurs and is continuing with respect to any Senior Debt either causing the automatic acceleration of the maturity therefor or permitting the holders of such Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for such Senior Debt gives notice of the Event of Default to the Collateral Agent if required, or if the Representative is Warburg then upon the Collateral Agent's actual knowledge of such Event of Default (a "Default Notice"), then, unless and until all Events of Default have been cured or waived or have ceased to exist or the Collateral Agent receives notice thereof from the Representative terminating the Blockage Period (as defined below), or if the Representative is Warburg then upon actual termination of the Blockage Period, during the 179 days after the delivery or date of such Default Notice (the "Blockage Period"), neither the Maker nor any other person on its behalf shall (i) make any payment of any kind or character with respect to any Amended Notes Obligations on, under or with respect to this Amended Note or (ii) acquire this Amended Note for cash, property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on this Amended Note was due and only one such Blockage Period may be commenced within any 360 consecutive days. No Event of Default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Senior Debt whether or not within a period of 360 consecutive days, unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an Event of Default pursuant to any provisions under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

                  (ii) In the event that, notwithstanding the foregoing, any payment shall be received by the Holder when such payment is prohibited by
Section 8(b)(i), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to the Collateral Agent for the benefit of, each New Noteholder.

                  Nothing contained in this Section 8 shall limit the right of the Holder to take any action to accelerate the maturity of this Amended Note or to make a demand pursuant to Section 6(b) or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holder is entitled to receive any payment of any kind or character with respect to Amended Notes Obligations under or with respect to this Amended Note.

                  (c) Payment Over of Proceeds Upon Dissolution, Etc.

                  (i) Upon any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Maker or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Maker or its property, whether voluntary or involuntary, all New Notes Obligations shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the New Noteholders, before any payment or distribution of any kind or character is made on account of any Amended Notes Obligations under or with respect to this Amended Note, or for the acquisition of this Amended Note for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions hereof, shall be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by it, to the Collateral Agent, for the benefit of each New Noteholder for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to, on behalf of or for the New Noteholders.

                  (ii) To the extent that any payment of the Senior Debt (whether by or on behalf of the Maker, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (iii) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, shall be received by the Holder when such payment or distribution is prohibited by this Section 8(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Collateral Agent for the benefit of, each New Noteholder for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to, on behalf of or for the New Noteholders.

                  (iv) The consolidation of the Maker with, or the merger of the Maker with or into, another corporation or the liquidation or dissolution of the Maker following the conveyance or transfer of all or substantially all of its assets, to another corporation as long as permitted under the terms of the Senior Debt, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Maker's obligations hereunder.

                  (d) Subrogation.

                  Subject to the payment in full in cash of all Senior Debt, the Holder shall be subrogated to the rights of the New Noteholders to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Debt until the New Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the New Noteholders by or on behalf of the Maker or by or on behalf of the New Noteholders by virtue of this Section 8 which otherwise would have been made to the Holder shall, as between the Maker and the Holder, be deemed to be a payment by Maker to or on account of the Senior Debt, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the New Noteholders, on the other hand.

                  (e) Obligations of Company Unconditional.

                  Nothing contained in this Section 8 or elsewhere in the Purchase Agreement or the other Loan Documents is intended to or shall impair, as among the Maker, its creditors other than the New Noteholders, and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of and any accrued but unpaid interest (including Incremental Interest, if any) on this Amended Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the New Noteholders, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under the Purchase Agreement, the other

Loan Documents or this Amended Note, subject to the rights, if any, in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

                  (f) Reliance on Judicial Order or Certificate of Liquidating Agent.


                  Upon any payment or distribution of assets of the Maker referred to in this Section 8, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the New Noteholders and other indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

                  (g) Subordination Rights Not Impaired by Acts or Omissions of the Maker or the New Noteholders.

                  No right of any present or future New Noteholders to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Maker with the terms of this Amended Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, in accordance with Section 10.2 of the Pledge and Security Agreement, the New Noteholders may, at any time and from time to time, without the consent of or notice to the Holder and without impairing or releasing the subordination provided in this Section 8 or the obligations hereunder of the Holder to the New Noteholders, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt, or otherwise amend or supplement in any manner the Senior Debt, or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against Maker and any other person.

                  (h) This Section Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of or accrued but unpaid interest (including Incremental Interest) on the Notes by reason of any provision of this Section 8 will not be construed as preventing the occurrence of an Event of Default.

                  (i) Exchange of this Amended Note for Preferred Stock.

                  This Section 8 shall have no effect on the right of the Holder to exchange this Amended Note for Preferred Stock pursuant to the terms of the Purchase Agreement.

                9. Amendment. None of the terms or provisions of this Amended Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Amended Note and setting forth the provision so excluded, modified or amended.

                10. Costs. If action is instituted to collect on this Amended Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

                11. Governing Law. This Amended Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                12. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  This Amended Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.



                                        PROXIM CORPORATION

                                        By:
                                            ----------------------------
                                            Name:  Franco Plastina
                                            Title: President and Chief Executive
                                                   Officer

                          [Amended Note Signature Page]